Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Provides Update to Shareholders

HOUSTON, TX / ACCESSWIRE / August 1, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, today provided an update based on multiple requests from its shareholders. As disclosed previously, following the Company’s acquisition of Lineal Star Holdings, LLC (“Lineal”), (whose website is www.LinealStar.com), the Company changed its business focus to growing its midstream and downstream pipeline integrity services, specialty construction and field services. Lineal’s historical and existing business relationships include 43 Master Service Agreements with top tier pipeline and utility companies and a large portfolio of current bidding opportunities. Lineal’s subsidiary in Pittsburgh is continuing its existing contract work as well as bidding on new work on a weekly basis.

As a major part of the post-transaction business plan with Lineal, Camber has agreed to support an active acquisition program. To demonstrate our commitment as part of the closing of the transaction, the Company has previously transferred $4 million to a dedicated bank account to be used, along with planned future debt funding, to close acquisitions that meet the Company's criteria. The Company is continuing to review possible acquisitions on an ongoing basis.

The Company would also like to confirm to shareholders that one requirement of the closing with Lineal was that Lineal have a negotiated enterprise value of at least $20 million, which value was deemed fair by an independent third-party.

As previously disclosed, assuming shareholder approval in connection with the Lineal transaction is obtained, common shareholders as of such approval date will hold between approximately 6% and 6.67% of the Company’s fully-diluted capitalization, with Lineal’s previous owners holding between 66.7% and 70% of such capitalization, and the holder of the Company’s Series C Preferred Stock holding the remainder (as Series D Preferred Stock). As discussed in the Current Report on Form 8-K filed on July 9, 2019 (as amended), assuming shareholder approval for various matters required by the Lineal transaction, the Series C Preferred Stock will be exchanged for Series D Preferred Stock which will have a fixed conversion rate as discussed above.

As of July 31, 2019, the Company had 11,294,500 shares of common stock issued and outstanding. The Company is subject to continued substantial and significant ongoing dilution of common shareholders pursuant to conversions of our Series C Preferred Stock until such time as shareholder approval has been obtained.

The Company has received many emails and calls from shareholders requesting more information on the Lineal transaction. It is the Company’s policy to not individually address shareholder questions; however, we encourage you to send any questions you may have to info@camber.energy. The Company will analyze such questions in drafting its periodic reports and future shareholder letters.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI), primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its recently announced acquisition of Lineal Star Holdings LLC, as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of shareholder approval of the issuance of shares of our common stock in connection with our recent acquisition; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common shareholders pursuant to conversions of our Series C Preferred Stock, dividend rights associated therewith and true-ups thereon; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations, including the acquisition disclosed above, the risks of not closing such transaction and the ultimate terms of such acquisition, if closed; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.